Exhibit (j)

             CUSTODIAN SERVICING AGREEMENT

         THIS AGREEMENT is made and entered into as  of
this  15th  day  of October, 1999, by and  between  LCM
Internet  Growth  Fund, Inc., a   Maryland  corporation
(hereinafter referred to as the "Company"), and Firstar
Bank Milwaukee, N.A., a corporation organized under the laws of the State of Wisconsin (hereinafter referred to as the "Custodian").

        WHEREAS, the Company is a closed-end management
investment  company  which  is  registered  under   the
Investment  Company Act of 1940, as amended (the  "1940
Act"); and

          WHEREAS,   the  Company  desires   that   its
securities  and  cash  shall  be  hereafter  held   and
administered by Custodian pursuant to the terms of this Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements herein made, the Company and Custodian agree as follows:

1. Definitions

         The  word "securities" as used herein includes
stocks, shares, bonds, debentures, notes, mortgages  or
other  obligations,  and  any  certificates,  receipts,
warrants  or other instruments representing  rights  to
receive,  purchase  or  subscribe  for  the  same,   or
evidencing   or  representing  any  other   rights   or
interests therein, or in any property or assets.

         The words "officers' certificate" shall mean a request or direction or certification in writing signed in the name of the Company by any two of the President, a Vice President, the Secretary and the Treasurer of the Company, or any other persons duly authorized to sign by the Board of Directors.

         The word "Board" shall mean Board of Directors of the LCM Internet Growth Fund, Inc.

2.  Names,  Titles,  and Signatures  of  the  Company's Officers

         An officer of the Company will certify to Custodian the names and signatures of those persons authorized to sign the officers' certificates described in Section 1 hereof, and the names of the members of the Board of Directors, together with any changes which may occur from time to time.

3. Receipt and Disbursement of Money

         A.    Custodian  shall  open  and  maintain  a
separate  account  or  accounts  in  the  name  of  the
Company,  subject only to draft or order  by  Custodian
acting   pursuant  to  the  terms  of  this  Agreement.
Custodian shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Company. Custodian shall make payments of cash to, or for the account of, the Company from such cash only:

 (a) for the purchase of securities for the portfolio of the Company upon the delivery of such securities to Custodian, registered in the name of the Company or of the nominee of Custodian referred to in Section 7 or in proper form for transfer;

(b)         for the purchase or redemption of shares of the
            common  stock of the Company upon  delivery
            thereof   to  Custodian,  or  upon   proper
            instructions from the Company;

(c)         for the payment  of interest, dividends, taxes,
            investment  adviser's  fees  or   operating
            expenses   (including,  without  limitation
            thereto,   fees   for  legal,   accounting,
            auditing   and   custodian   services   and
            expenses for printing and postage);

(d) for payments in connection with the conversion, exchange or surrender of securities owned or subscribed to by the Company held by or to be delivered to Custodian; or

(e) for other proper corporate purposes certified by resolution of the Board of Directors of the Company.

        Before making any such payment, Custodian shall
receive  (and  may rely upon) an officers'  certificate
requesting such payment and stating that it  is  for  a
purpose  permitted under the terms of items  (a),  (b),
(c),  or (d) of this Section 3, Subsection A, and also,
in  respect  of item (e), upon receipt of an  officers'
certificate  specifying  the amount  of  such  payment,
setting forth the purpose for which such payment is  to
be   made,  declaring  such  purpose  to  be  a  proper
corporate purpose, and naming the person or persons  to
whom  such  payment  is to be made, provided,  however,
that  an  officers' certificate need  not  precede  the
disbursement  of cash for the purpose of  purchasing  a
money  market  instrument, or any other  security  with
same  or next-day settlement, if the President, a  Vice
President,  the  Secretary  or  the  Treasurer  of  the
Company    issues   appropriate   oral   or   facsimile
instructions to Custodian and an appropriate  officers'
certificate  is  received  by  Custodian   within   two
business days thereafter.

         B. Custodian is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by Custodian for the account of the Company.

         C. Custodian shall, upon receipt of proper instructions, make federal funds available to the Company as of specified times agreed upon from time to time by the Company and the Custodian in the amount of checks received in payment for shares of the Company which are deposited into the Company's account.

         D.   If  so directed by the Company, Custodian
will  invest  any and all available cash  in  overnight
cash-equivalent   investments  as  specified   by   the
investment adviser to the FundCompany.

4.  Segregated Accounts

          Upon receipt of proper instructions, the Custodian shall establish and maintain a segregated account(s) for and on behalf of the Company, into which account(s) may be transferred cash and/or securities.

5.  Transfer, Exchange, Redelivery, etc. of Securities

         Custodian shall have sole power to release  or
deliver  any  securities  of the  Company  held  by  it
pursuant  to  this  Agreement.   Custodian  agrees   to
transfer, exchange or deliver securities held by it hereunder only:

   (a)      for sales  of such securities for the account of the
            Company   upon  receipt  by  Custodian   of
            payment therefore;

   (b) when such securities are called, redeemed or retired or otherwise become payable;

   (c)      for examination  by  any  broker  selling  any  such
            securities   in  accordance  with   "street
            delivery" custom;

   (d)      in exchange  for,  or  upon conversion  into,  other
            securities  alone or other  securities  and
            cash  whether  pursuant  to  any  plan   of
            merger,    consolidation,   reorganization,
            recapitalization   or   readjustment,    or
            otherwise;

   (e) upon conversion of such securities pursuant to their terms into other securities;

   (f)      upon exercise  of  subscription, purchase  or  other
            similar   rights   represented   by    such
            securities;

   (g)      for the purpose  of  exchanging interim receipts  or
            temporary    securities   for    definitive
            securities; or

   (h)      for other proper corporate purposes.


        As to any deliveries made by Custodian pursuant to items (a), (b), (d), (e), (f), and (g), securities or cash receivable in exchange therefor shall be deliverable to Custodian.

         Before  making any such transfer, exchange  or
delivery,  Custodian shall receive (and may rely  upon)
an  officers'  certificate  requesting  such  transfer,
exchange  or  delivery, and stating that it  is  for  a
purpose  permitted under the terms of items  (a),  (b),
(c),  (d), (e), (f),or (g), of this Section 5 and also,
in  respect  of item (h), upon receipt of an  officers'
certificate specifying the
securities to be  delivered,
setting forth the purpose for which such delivery is to
be   made,  declaring  such  purpose  to  be  a  proper
corporate purpose, and naming the person or persons  to
whom   delivery  of  such  securities  shall  be  made,
provided,  however, that an officers' certificate  need
not precede any such transfer, exchange or delivery  of
a  money market instrument, or any other security  with
same  or next-day settlement, if the President, a  Vice
President,  the  Secretary  or  the  Treasurer  of  the
Company    issues   appropriate   oral   or   facsimile
instructions to Custodian and an appropriate  officers'
certificate  is  received  by  Custodian   within   two
business days thereafter.

6.  Custodian's Acts Without Instructions

          Unless   and  until  Custodian  receives   an
officers' certificate to the contrary, Custodian shall:
(a)  present  for payment all coupons and other  income
items  held by it for the account of the Company, which
call  for  payment upon presentation and hold the  cash
received by it upon such payment for the account of the
Company;   (b)  collect  interest  and  cash  dividends
received,  with notice to the Company, for the  account
of the Company; (c) hold for the account of the Company
hereunder  all  stock  dividends,  rights  and  similar
securities  issued with respect to any securities  held
by it hereunder; and (d) execute, as agent on behalf of
the   Company,  all  necessary  ownership  certificates
required  by  the  Internal Revenue Code  of  1986,  as
amended (the "Code") or the Income Tax Regulations (the
"Regulations") of the United States Treasury Department
(the  "Treasury Department") or under the laws  of  any
state  now  or  hereafter  in  effect,  inserting   the
Company's name on such certificates as the owner of the securities covered thereby, to the extent it may lawfully do so.

7.  Registration of Securities

         Except  as otherwise directed by an  officers'
certificate,  Custodian shall register all  securities,
except  such as are in bearer form, in the  name  of  a
registered nominee of Custodian as defined in the  Code
and  any Regulations of the Treasury Department  issued
thereunder  or  in  any  provision  of  any  subsequent
federal   tax  law  exempting  such  transaction   from
liability  for stock transfer taxes, and shall  execute
and   deliver  all  such  certificates  in   connection
therewith   as  may  be  required  by  such   laws   or
regulations  or  under  the laws  of  any  state.   All
securities held by Custodian hereunder shall be at all times identifiable in its records held in an account or accounts of Custodian containing only the assets of the Company.

         The Company shall from time to time furnish to Custodian appropriate instruments to enable Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee, any securities which it may hold for the account of the Company and which may from time to time be registered in the name of the Company.

8.  Voting and Other Action

         Neither Custodian nor any nominee of Custodian
shall  vote any of the securities held hereunder by  or
for  the  account of the Company, except in  accordance
with   the   instructions  contained  in  an  officers'
certificate. Custodian shall deliver, or cause to be executed and delivered, to the Company all notices, proxies and proxy soliciting materials with respect to such securities, such proxies to be executed by the registered holder of such securities (if registered otherwise than in the name of the Company), but without indicating the manner in which such proxies are to be voted.

9.  Transfer Tax and Other Disbursements

         The Company shall pay or reimburse Custodian from time to time for any transfer taxes payable upon transfers of securities made hereunder, and for all other necessary and proper disbursements and expenses made or incurred by Custodian in the performance of this Agreement.

          Custodian shall execute and deliver such certificates in connection with securities delivered to it or by it under this Agreement as may be required under the provisions of the Code and any Regulations of the Treasury Department issued thereunder, or under the laws of any state, to exempt from taxation any exempt transfers and/or deliveries of any such securities.

10. Concerning Custodian

        Custodian shall be paid as compensation for its services pursuant to this Agreement such compensation as may from time to time be agreed upon in writing between the two parties. Until modified in writing, such compensation shall be as set forth in Exhibit A attached hereto.

         Custodian  shall not be liable for any  action
taken   in  good  faith  upon  any  certificate  herein
described or certified copy of any resolution of the Board, and may rely on the genuineness of any such document which it may in good faith believe to have been validly executed.

         The  Company  agrees  to  indemnify  and  hold
harmless  Custodian  and its nominee  from  all  taxes,
charges,  expenses, assessments, claims and liabilities
(including   reasonable  counsel  fees)   incurred   or
assessed  against  it or by its nominee  in  connection
with the performance of this Agreement, except such  as
may  arise  from  its or its nominee's own  bad  faith,
negligent  action, negligent failure to act or  willful
misconduct.   Custodian  is authorized  to  charge  any
account of the Company for such items.  In the event of
any  advance of cash for any purpose made by  Custodian
resulting  from orders or instructions of the  Company,
or  in  the  event that Custodian or its nominee  shall
incur  or  be  assessed any taxes,  charges,  expenses,
assessments,  claims or liabilities in connection  with
the  performance of this Agreement, except such as  may
arise   from  its  or  its  nominee's  own  bad  faith,
negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Company shall be security therefor.

        Custodian agrees to indemnify and hold harmless
the  Company  from all charges, expenses,  assessments,
and  claims/liabilities (including  reasonable  counsel
fees)  incurred  or assessed against it  in  connection
with the performance of this Agreement, except such  as
may  arise  from the Company's own bad faith, negligent
action,   negligent   failure  to   act,   or   willful
misconduct.

11. Subcustodians

          Custodian is hereby authorized to engage another bank or trust company as a subcustodian for all or any part of the Company's assets, so long as any such bank or trust company is itself qualified under the 1940 Act and the rules and regulations thereunder and provided further that, if the Custodian utilizes the services of a subcustodian, the Custodian shall remain fully liable and responsible for any losses caused to the Company by the subcustodian as fully as if the Custodian was directly responsible for any such losses under the terms of this Agreement.

         Notwithstanding anything contained herein,  if
the  Company requires the Custodian to engage  specific
subcustodians  for the safekeeping and/or  clearing  of
assets,  the  Company  agrees  to  indemnify  and  hold
harmless  Custodian  from  all  claims,  expenses   and
liabilities   incurred  or  assessed  against   it   in
connection with the use of such subcustodian in regard to the Company's assets, except as may arise from Custodian's own bad faith, negligent action, negligent failure to act or willful misconduct.

12. Reports by Custodian

           Custodian   shall   furnish   the    Company
periodically   as   agreed  upon   with   a   statement
summarizing  all  transactions  and  entries  for   the
account of the Company.  Custodian shall furnish to the
Company,  at  the end of every month,  a  list  of  the
portfolio  securities  for  the  Company  showing   the
aggregate cost of each issue.  The books and records of
Custodian   pertaining  to  its  actions   under   this
Agreement shall be open to inspection and audit at reasonable times by officers of, and by auditors employed by, the Company.

13. Termination or Assignment

          This Agreement may be terminated by the Company, or by Custodian, on ninety (90) days notice, given in writing and sent by registered mail to:

        Mr. James C. Tyler
        Attn.:  Mutual Fund Services
        Firstar Bank Milwaukee, N.A.
        615 East Michigan Street
        Milwaukee, WI  53202

or to the Company at:

        Mr. Barry J. Glasgow
        LCM Internet Growth Fund, Inc.
        810 W. Washington Blvd.
        Chicago, IL  60607

as  the  case  may  be.  Upon any termination  of  this
Agreement,  pending  appointment  of  a  successor   to
Custodian or a vote of the shareholders of the  Company
(if  required)  to  dissolve or


to function without a custodian of its cash, securities and other property, Custodian shall not deliver cash, securities or other property of the Company to the Company, but may deliver them to a bank or trust company of its own selection that meets the requirements of the 1940 Act as a Custodian for the Company to be held under terms similar to those of this Agreement, provided, however, that Custodian shall not be required to make any such delivery or payment until full payment shall have been made by the Company of all liabilities constituting a charge on or against the properties then held by Custodian or on or against Custodian, and until full payment shall have been made to Custodian of all its fees, compensation, costs and expenses, subject to the provisions of Section 10 of this Agreement.

        This Agreement may not be assigned by Custodian without the consent of the Company, authorized or approved by a resolution of its Board of Directors.

14. Deposits of Securities in Securities Depositories

         No provision of this Agreement shall be deemed to prevent the use by Custodian of a central securities clearing agency or securities depository, provided, however, that Custodian and the central securities clearing agency or securities depository meet all applicable federal and state laws and regulations, and the Board of Directors of the Company approves by resolution the use of such central securities clearing agency or securities depository.

15. Records

         Custodian shall keep records relating  to  its
services  to  be performed hereunder, in the  form  and
manner,  and for such period, as it may deem  advisable
and  is  agreeable to the Company but not  inconsistent
with   the   rules   and  regulations  of   appropriate
government authorities, in particular Section 31 of the
1940  Act  and the rules thereunder.  Custodian  agrees
that  all  such records prepared or maintained  by  the
Custodian   relating  to  the  services  performed   by
Custodian hereunder are the property of the Company and will be preserved, maintained, and made available in accordance with such section and rules of the 1940 Act and will be promptly surrendered to the Company on and in accordance with its request.

16. Governing Law

         This  Agreement shall be governed by Wisconsin
law.   However, nothing herein shall be construed in  a
manner inconsistent with the 1940 Act on any rule or regulation promulgated by the Securities and Exchange
Commission thereunder.

17.Year 2000 Representation

         Custodian hereby represents and warrants  that
it  does  not  anticipate that the "Year 2000  Problem"
will  have a material impact on its ability to  perform
its  duties  under  this  Agreement.   The  "Year  2000
Problem" refers to the inability of computer systems to properly process and calculate date-related information and data from and after January 1, 2000.

         IN  WITNESS  WHEREOF, the parties hereto  have
caused  this  Agreement  to  be  executed  by  a   duly
authorized officer on one or more counterparts as of the day and year first written above.


LCM INTERNET GROWTH FUND, INC.     FIRSTAR BANK MILWAUKEE, N.A.


By: /s/ Michael R. Grady, Jr.      By: /s/ Joseph Neuberger
   --------------------------         -----------------------

Attest: /s/ William M. Thimes      Attest: /s/ Victoria A. Kampa
       ----------------------            ------------------------

                   Custody Services
         Annual Fee Schedule - Domestic Funds

                                                       Exhibit A



Annual fee based upon market value
          2 basis points per year
          Minimum annual fee - $3,000

Investment transactions (purchase, sale, exchange, tender, redemption, maturity, receipt, delivery):

          $12.00 per book entry security (depository or Federal Reserve system) $25.00 per definitive security (physical)
          $25.00 per mutual fund trade
          $75.00 per Euroclear
          $ 8.00 per principal reduction on pass-through certificates
          $35.00 per option/futures contract
          $15.00 per variation margin
          $15.00 per Fed wire deposit or withdrawal

Variable Amount Demand Notes: Used as a short-term investment, variable amount notes offer safety and prevailing high interest rates. Our charge, which is 1/4 of 1%, is deducted from the variable amount note income at the time it is credited to your account.

Plus reasonable out-of-pocket expenses. Foreign securities custody services will be quoted separately.

Fees and out-of-pocket expenses are billed to the Company monthly, based upon market value at the beginning of the month